Exhibit 3.178

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Primary Payment Solutions, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to Debit Plus Payment Solutions, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of January, A.D. 2012.

By:	/s/ CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: PRIMARY CASH CARD SERVICES, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: THE NAME OF THE LIMITED LIABILITY COMPANY IS CHANGED TO PRIMARY PAYMENT SOLUTIONS, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7TH day of NOVEMBER, A.D. 2008.

By:	/s/ J. CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST. The name of the limited liability company is Primary Cash Card Services, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation this 15th day of July, 2008.

By:	/s/ CURTIS LINSCOTT
J. Curtis Linscott
Authorized Person